Exhibit 99.1

Contact:

Jim Havel, Interim Chief Financial Officer

Chris McGinnis, Vice President, Investor Relations

(314) 810-3115

investor.relations@express-scripts.com

Express Scripts Announces 1st Quarter Results;

Announces New Credit Agreement;

Narrows 2015 Guidance Range; Maintains Mid-Point

ST. LOUIS, April 28, 2015 — Express Scripts Holding Company (Nasdaq: ESRX) announced 2015 first quarter net income attributable to Express Scripts stockholders of $441.1 million, or $0.60 per diluted share. Adjusted earnings per diluted share, as detailed in Table 4, were $1.10 for the first quarter.1

“As our industry evolves, and plan sponsors have more business models to choose from, it is increasingly clear that Express Scripts is the best choice to manage America’s pharmacy benefits,” stated George Paz, Chairman and Chief Executive Officer. “At every turn, we add value to healthcare by combining a superior model of patient care with aggressive payer advocacy. Our unique combination of scale, client alignment and unmatched will, consistently creates greater value for patients and payers, while delivering solid results for our shareholders.”

“Client retention starts with a simple concept: patient care,” said Tim Wentworth, President. “Our model, which surrounds patients with clinically-rooted, data-driven specialized care, is embedded in our innovative solutions that are clearly differentiated and in high demand.”

First Quarter 2015 Review

The following compares first quarter 2015 and 2014 operating results:

•	Adjusted claims of 307.6 million, down 4% – See Table 1

•	Adjusted EBITDA of $1,512.1 million, up 3% – See Table 3

•	Adjusted EBITDA per adjusted claim of $4.92, up 7% – See Table 3

•	GAAP revenue of $24,899.6 million, up 5%

•	GAAP net income of $441.1 million, up 34%

•	Adjusted net income of $811.1 million, up 4% – See Table 5

•	GAAP diluted earnings per share of $0.60, up 43%

•	Adjusted earnings per diluted share of $1.10, up 11% - See Table 4

•	Net cash flow provided by operating activities of $281.4 million, down 38%

[1]	All net income, earnings per share, adjusted EBITDA, adjusted EBITDA per adjusted claim, adjusted net income and adjusted earnings per share amounts are presented as attributable to Express Scripts, excluding non-controlling interest representing the share allocated to members of our consolidated affiliates.

On April 28, 2015, the Company entered into a credit agreement with Credit Suisse AG, as administrative agent, Citibank, N.A., as syndication agent, and the other lenders and agents named therein, providing for a five-year $2.0 billion revolving loan facility, a two-year $2.5 billion term loan and a five-year $3.0 billion term loan. The Company used the proceeds to repay its previously existing term loan and to terminate the commitments under its existing revolving loan facility and indicated it currently intends to use approximately $5.5 billion of proceeds for an accelerated share repurchase program (“ASR”) in the near term and the remaining proceeds for other general corporate purposes. There are 83.7 million remaining shares available for repurchase under the existing share repurchase plan.

2015 Guidance

The Company narrowed its adjusted earnings per diluted share guidance from a range of $5.35 to $5.49 to a range of $5.37 to $5.47, which maintains the mid-point of $5.42. The new guidance range represents growth of 10% to 12% over 2014. The intended ASR will enable the Company to execute on its intended capital structure plan and is in-line with the Company’s full-year earnings guidance. Additional details on this guidance can be found in Table 6 including items excluded from this range.

The Company expects the following for the second quarter of 2015:

	Estimated Quarter Ending June 30, 2015 (in millions, except per share data)	Year Over Year Change
Adjusted claims	310 to 330	(4%) to 2%
Adjusted earnings per diluted share	$1.39 to $1.43	13% to 16%

Consistent with 2014, the Company expects an incremental portion of the earnings related to a large client contract will be realized in the second quarter due to the structure of the contract.

About Express Scripts

Express Scripts manages more than one billion prescriptions each year for tens of millions of patients. On behalf of our clients – employers, health plans, unions and government health programs – we make use of prescription drugs safer and more affordable. Express Scripts uniquely combines three capabilities – behavioral sciences, clinical specialization and actionable data – to create Health Decision Science®, our innovative approach to help individuals make the best benefit choices, drug choices, pharmacy choices and health choices. Better decisions mean healthier outcomes.

Headquartered in St. Louis, Express Scripts provides integrated pharmacy benefit management services, including network-pharmacy claims processing, home delivery, specialty benefit management, benefit-design consultation, drug-utilization review, formulary management, and medical and drug data analysis services. The company also distributes a full range of biopharmaceutical products and provides extensive cost-management and patient-care services.

For more information, visit Lab.Express-Scripts.com or follow @ExpressScripts on Twitter.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements, including, but not limited to, our 2015 guidance and our statements related to the Company’s plans, objectives, expectations (financial and otherwise) or intentions. Actual results may differ significantly from those projected or suggested in any forward-looking statements. Factors that may impact these forward-looking statements can be found in Part I, Item 2 – “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on April 28, 2015, and Item 1A – “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on February 23, 2015. A copy of this document can be found at the Investor Information section of Express Scripts’ web site at http://www.express-scripts.com/corporate.

We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Operations

	Three Months Ended March 31,
(in millions, except per share data)	2015	2014

Revenues(*)	$24,899.6	$23,685.0
Cost of revenues (*)	23,065.6	21,934.6

Gross profit	1,834.0	1,750.4
Selling, general and administrative	1,007.4	1,041.2

Operating income	826.6	709.2

Other (expense) income:
Interest income and other	5.3	11.1
Interest expense and other	(116.4)	(124.5)

	(111.1)	(113.4)

Income before income taxes	715.5	595.8
Provision for income taxes	268.4	261.3

Net income	447.1	334.5
Less: Net income attributable to non-controlling interest	6.0	6.2

Net income attributable to Express Scripts	$441.1	$328.3

Weighted-average number of common shares outstanding during the period:
Basic	728.4	775.4
Diluted	735.4	786.4

Earnings per share:
Basic	$0.61	$0.42
Diluted	$0.60	$0.42

(*)	Includes retail pharmacy co-payments of $2,634.3 million and $2,897.9 million for the three months ended March 31, 2015 and 2014, respectively.

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Balance Sheet

	March 31,	December 31,
(in millions)	2015	2014
Assets
Current assets:
Cash and cash equivalents	$905.8	$1,832.6
Restricted cash and investments	28.0	9.1
Receivables, net	5,819.4	5,979.8
Inventories	1,885.9	2,113.2
Deferred taxes	427.9	390.8
Prepaid expenses and other current assets	104.5	242.6

Total current assets	9,171.5	10,568.1
Property and equipment, net	1,510.2	1,584.0
Goodwill	29,279.1	29,280.9
Other intangible assets, net	11,818.2	12,255.2
Other assets	126.1	110.7

Total assets	$51,905.1	$53,798.9

Liabilities and stockholders’ equity
Current liabilities:
Claims and rebates payable	$7,928.3	$8,488.2
Accounts payable	3,038.5	3,137.3
Accrued expenses	2,326.3	2,836.1
Current maturities of long-term debt	1,607.1	2,555.3

Total current liabilities	14,900.2	17,016.9
Long-term debt	10,741.2	11,012.7
Deferred taxes	4,846.1	4,923.2
Other liabilities	802.9	782.1

Total liabilities	31,290.4	33,734.9

Stockholders’ equity:
Preferred stock, 15.0 shares authorized, $0.01 par value per share; no shares issued and outstanding	—	—
Common stock, 2,985.0 shares authorized, $0.01 par value per share; shares issued: 851.8 and 848.6, respectively; shares outstanding: 729.3 and 726.1, respectively	8.5	8.5
Additional paid-in capital	22,788.9	22,671.4
Accumulated other comprehensive (loss) income	(5.9)	2.1
Retained earnings	6,361.5	5,920.4

	29,153.0	28,602.4

Common stock in treasury at cost, 122.5 shares	(8,548.2)	(8,548.2)

Total Express Scripts stockholders’ equity	20,604.8	20,054.2

Non-controlling interest	9.9	9.8

Total stockholders’ equity	20,614.7	20,064.0

Total liabilities and stockholders’ equity	$51,905.1	$53,798.9

EXPRESS SCRIPTS HOLDING COMPANY

Unaudited Consolidated Statement of Cash Flows

	Three Months Ended March 31,
(in millions)	2015	2014

Cash flows from operating activities:
Net income	$447.1	$334.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	556.7	553.1
Deferred income taxes	(114.2)	(35.7)
Employee stock-based compensation expense	26.9	28.0
Other, net	(32.2)	(40.1)
Changes in operating assets and liabilities:
Accounts receivable	129.8	124.6
Inventories	227.2	143.8
Other current and noncurrent assets	123.8	(2.6)
Claims and rebates payable	(559.9)	(418.9)
Accounts payable	(72.3)	(58.0)
Accrued expenses	(467.2)	(181.4)
Other current and noncurrent liabilities	15.7	6.7

Net cash flows provided by operating activities	281.4	454.0

Cash flows from investing activities:
Purchases of property and equipment	(48.3)	(117.1)
Other	(19.7)	2.0

Net cash used in investing activities	(68.0)	(115.1)

Cash flows from financing activities:
Repayment of long-term debt	(1,210.5)	(158.0)
Net proceeds from employee stock plans	48.8	250.3
Excess tax benefit relating to employee stock-based compensation	33.8	52.9
Treasury stock acquired	—	(618.2)
Other	(8.6)	(4.4)

Net cash used in financing activities	(1,136.5)	(477.4)

Effect of foreign currency translation adjustment	(3.7)	(2.5)

Net decrease in cash and cash equivalents	(926.8)	(141.0)
Cash and cash equivalents at beginning of period	1,832.6	1,991.4

Cash and cash equivalents at end of period	$905.8	$1,850.4

Table 1

Express Scripts Holding Company Unaudited Consolidated Selected Information

(in millions)

	Three Months Ended March 31,
	2015	2014
Claims Volume
Continuing operations:
Network	219.1	230.7
Home delivery and specialty (1)	30.2	30.5

Total claims	249.3	261.2

Total adjusted claims(2)	307.6	320.0

Depreciation and Amortization (D&A):
Revenue amortization(3)	$23.8	$28.5
Cost of revenues depreciation	46.7	30.6
Selling, general and administrative depreciation	77.2	84.4
Selling, general and administrative amortization(3)	409.0	409.6

Total D&A	$556.7	$553.1

Generic Fill Rate*
Network	85.1%	83.3%
Home delivery	78.8%	76.4%
Overall	84.3%	82.4%

Note: See Appendix for Footnotes

*	The home delivery generic fill rate is currently lower than the network generic fill rate as fewer generic substitutions are available among maintenance medications (e.g. therapies for chronic conditions) commonly dispensed from home delivery pharmacies compared to acute medications which are primarily dispensed by pharmacies in our retail networks.

Table 2

Calculation of Express Scripts Holding Company Adjusted Gross Profit and SG&A

(in millions)

	Three Months Ended March 31,
	2015	2014
Gross profit, as reported	$1,834.0	$1,750.4
Amortization of intangible assets (3)	23.8	28.5
Transaction and integration costs (4)	54.7	107.8

Adjusted gross profit	$1,912.5	$1,886.7

Selling, general and administrative, as reported	$1,007.4	$1,041.2
Amortization of intangible assets (3)	409.0	409.6
Transaction and integration costs (4)	40.9	125.3
Legal settlement (5)	60.0	—

Adjusted selling, general and administrative	$497.5	$506.3

Note: See Appendix for Footnotes

The Company is providing adjusted gross profit and adjusted selling, general and administrative expenses (both of which are non-GAAP financial measures), in each case, excluding the impact of amortization of intangible assets and transaction and integration costs in order to compare the underlying financial performance to prior periods.

Table 3

Express Scripts Holding Company EBITDA and Adjusted EBITDA Reconciliation

(in millions, except per claim data)

Provided below is a reconciliation of net income attributable to Express Scripts to EBITDA and Adjusted EBITDA attributable to Express Scripts. The Company believes net income is the most directly comparable measure calculated under U.S. GAAP.

	Three Months Ended March 31,
	2015	2014
Net income attributable to Express Scripts, as reported	$441.1	$328.3
Provision for income taxes	268.4	261.3
Depreciation and amortization*	556.7	553.1
Other expense	111.1	113.4

EBITDA attributable to Express Scripts, as reported	1,377.3	1,256.1
Transaction and integration costs (4)*	74.8	214.9
Legal settlement (5)	60.0	—

Adjusted EBITDA attributable to Express Scripts	$1,512.1	$1,471.0

Total adjusted claims	307.6	320.0

Adjusted EBITDA attributable to Express Scripts, per adjusted claim	$4.92	$4.60

Note: See Appendix for Footnotes

The Company is providing EBITDA and adjusted EBITDA excluding the impact of certain charges (both of which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

EBITDA attributable to Express Scripts is earnings before income taxes, depreciation and amortization and other expense, or alternatively calculated as operating income plus depreciation and amortization. EBITDA attributable to Express Scripts is presented because it is a widely accepted indicator of a company’s ability to service indebtedness and is frequently used to evaluate a company’s performance. EBITDA attributable to Express Scripts, however, should not be considered as an alternative to net income, as a measure of operating performance, as an alternative to cash flow, as a measure of liquidity or as a substitute for any other measure computed in accordance with accounting principles generally accepted in the United States. In addition, our definition and calculation of EBITDA attributable to Express Scripts may not be comparable to that used by other companies.

Adjusted EBITDA attributable to Express Scripts per adjusted claim is a supplemental measurement used by analysts and investors to help evaluate overall operating performance. We have calculated adjusted EBITDA attributable to Express Scripts excluding transaction and integration costs recorded each year, and a legal settlement, as these charges are not considered an indicator of ongoing company performance. Adjusted EBITDA attributable to Express Scripts per adjusted claim is calculated by dividing adjusted EBITDA attributable to Express Scripts by the adjusted claim volume for the period. This measure is used as an indicator of EBITDA attributable to Express Scripts performance on a per-unit basis. Adjusted EBITDA attributable to Express Scripts, and as a result, adjusted EBITDA attributable to Express Scripts per adjusted claim, are each affected by the changes in claim volumes between retail and home delivery, the relative representation of brand-name, generic and specialty pharmacy drugs, as well as the level of efficiency in the business.

*	Depreciation and amortization for the three months ended March 31, 2015 and 2014 presented above includes $20.8 million and $18.2 million, respectively, of depreciation related to the integration of Medco Health Solutions, Inc. (“Medco”) which is not included in transaction and integration costs.

Table 4

Calculation of Express Scripts Holding Company Adjusted Diluted EPS

	Three Months Ended March 31,
	2015	2014
	(per diluted share)

Diluted EPS attributable to Express Scripts, as reported	$0.60	$0.42

Excluding items indicated:
Transaction and integration costs (4)	0.08	0.18
Legal settlement (5)	0.05	—
Discrete tax items (6)	—	0.05
Amortization of intangible assets (3)	0.37	0.34

Diluted EPS attributable to Express Scripts, adjusted	$1.10	$0.99

Note: See Appendix for Footnotes

The Company is providing diluted EPS attributable to Express Scripts and adjusted diluted EPS attributable to Express Scripts excluding the impact of transaction, integration and certain other costs and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 5

Calculation of Express Scripts Holding Company Adjusted Net Income and Adjusted Effective Income Tax Rate

(in millions)

	Three Months Ended March 31, 2015
	Income before income taxes	Provision for income taxes	Effective income tax rate
Income before income taxes, as reported	$715.5	$268.4
Net income attributable to non-controlling interest	(6.0)	—

Income before income taxes attributable to Express Scripts	709.5	268.4	37.8%

Excluding items indicated:
Transaction and integration costs(4)	95.6	35.9
Legal settlement(5)	60.0	22.5
Discrete tax items(6)	—	(2.3)
Amortization of intangible assets(3)	432.8	162.3

Income before income taxes attributable to Express Scripts, as adjusted	$1,297.9	$486.8	37.5%

Adjusted net income attributable to Express Scripts		$811.1

Note: See Appendix for Footnotes

The Company is providing adjusted net income attributable to Express Scripts, net of tax and adjusted effective income tax rate attributable to Express Scripts excluding the impact of certain items and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 5A

Calculation of Express Scripts Holding Company Adjusted Net Income and Adjusted Effective Income Tax Rate

(in millions)

	Three Months Ended March 31, 2014
	Income before income taxes	Provision for income taxes	Effective income tax rate
Income before income taxes, as reported	$595.8	$261.3
Net income attributable to non-controlling interest	(6.2)	—

Income before income taxes attributable to Express Scripts	589.6	261.3	44.3%

Excluding items indicated:
Transaction and integration costs(4)	233.1	89.0
Discrete tax items(6)	—	(36.1)
Amortization of intangible assets(3)	438.1	167.4

Income before income taxes attributable to Express Scripts, as adjusted	$1,260.8	$481.6	38.2%

Adjusted net income attributable to Express Scripts		$779.2

Note: See Appendix for Footnotes

The Company is providing adjusted net income attributable to Express Scripts, net of tax and adjusted effective income tax rate attributable to Express Scripts excluding the impact of certain items and amortization of intangible assets (which are non-GAAP financial measures) in order to compare the underlying financial performance to prior periods.

Table 6

Express Scripts Holding Company 2015 Guidance Information

Estimated Year Ending December 31, 2015
Current Guidance
(per diluted share)
Adjusted earnings per diluted share attributable to Express Scripts*	$5.37 to $5.47
Year over year growth	10%-12%

GAAP items not included in guidance (*)

The Company anticipates full-year 2015 integration costs to be approximately $250.0 million, but the exact amount is indeterminable. Accordingly, the Company is unable to include these charges in the list of GAAP items not included in guidance for 2015 full-year earnings per diluted share attributable to Express Scripts, adjusted selling, general and administrative, adjusted EBITDA and adjusted EBITDA per adjusted claim or to provide a reconciliation to the corresponding GAAP measure. 2015 Adjusted EPS will exclude amortization of intangible assets per diluted share in the range of $1.52 to $1.56.

Appendix

Footnotes

(1)	Includes home delivery, specialty and other including: (a) drugs distributed through patient assistance programs, (b) drugs distributed to clients of other PBMs under limited distribution contracts with pharmaceutical manufacturers and (c) FreedomFP claims.

(2)	Total adjusted claims reflect home delivery claims multiplied by 3, as home delivery claims typically cover a time period 3 times longer than network claims.

(3)	Amortization of intangible assets includes the following items:

Amortization of legacy Express Scripts Inc. (“ESI”) intangible assets include amounts in both revenues and selling, general and administrative expense.

Revenue amortization is related to the customer contract with Anthem (formerly known as WellPoint) which commenced upon closing of the NextRx acquisition in 2009. Amortization of intangibles that arises in connection with consideration given to a customer by a vendor is characterized as a reduction of revenues. Intangible amortization of $23.8 million ($14.9 million net of tax) and $28.5 million ($17.6 million net of tax) is included as a reduction to revenue for the three months ended March 31, 2015 and 2014, respectively.

Other legacy ESI intangible amortization of $9.4 million ($5.9 million net of tax) and $9.4 million ($5.8 million net of tax) for the three months ended March 31, 2015 and 2014, is included in selling, general and administrative expense, respectively.

Amortization of intangible assets related to the acquisition of Medco Health Solutions, Inc. of $399.6 million ($249.7 million net of tax) and $400.2 million ($247.3 million net of tax) for the three months ended March 31, 2015 and 2014, is included in selling, general and administrative expense, respectively.

(4)	Transaction and integration costs include those costs directly related to the acquisition of Medco.

Costs of $54.7 million ($34.2 million net of tax) and $107.8 million ($66.6 million net of tax) primarily composed of integration-related activities, are included in gross profit for the three months ended March 31, 2015 and 2014, respectively.

Costs of $40.9 million ($25.5 million net of tax) and $125.3 million ($77.5 million net of tax) primarily composed of professional fees, integration-related activities and severance costs, are included in selling, general and administrative expense for the three months ended March 31, 2015 and 2014, respectively.

(5)	Charge related to a legal settlement of $60.0 million ($37.5 million, net of tax) is included in selling, general and administrative expense for the three months ended March 31, 2015.

(6)	Provision for income taxes includes discrete tax charges for continuing operations of $2.3 million for the three months ended March 31, 2015, primarily attributable to changes in our unrecognized tax benefits and discrete tax charges for continuing operations of $36.1 million for the three months ended March 31, 2014, primarily attributable to changes in unrecognized tax benefits and deferred tax implications of newly enacted state laws.